Exhibit 99.1

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Capitalized terms used but not defined in this Exhibit 99.1 shall have the meanings ascribed to them in the Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on May 4, 2021, of which this Exhibit 99.1 forms a part and, if not defined in the Form 8-K, STPK’s definitive proxy statement/consent solicitation statement/prospectus on Form S-4 filed with the SEC on March 30, 2021 (the “proxy statement/consent solicitation statement/prospectus”).

Introduction

STPK is providing the following unaudited pro forma combined financial information to assist in your evaluation of the merger.

The unaudited pro forma combined balance sheet as of December 31, 2020 gives pro forma effect to the merger and the closing of the PIPE Investment, as summarized below, as if each had been consummated as of that date. The unaudited pro forma combined statements of operations for the year ended December 31, 2020 give pro forma effect to the merger and the closing of the PIPE Investment as if each had occurred as of January 1, 2020. This information should be read together with Stem’s and STPK’s respective audited financial statements and related notes, the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in STPK’s Annual Report on Form 10-K/A filed with the SEC on April 26, 2021, the section entitled “Stem’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the proxy statement/consent solicitation statement/prospectus, and other financial information included elsewhere in the Annual Report on Form 10-K/A and the proxy statement/consent solicitation statement/prospectus.

The unaudited pro forma combined balance sheet as of December 31, 2020 has been prepared using the following:

•	Stem’s audited historical consolidated balance sheet as of December 31, 2020, as included elsewhere in the proxy statement/consent solicitation statement/prospectus and incorporated herein by reference; and

•	STPK’s audited historical consolidated balance sheet as of December 31, 2020, as included in STPK's Annual Report filed on Form 10-K/A filed with the SEC on April 26, 2021 and incorporated herein by reference.

The unaudited pro forma combined statement of operations for the year ended December 31, 2020 has been prepared using the following:

•	Stem’s audited historical consolidated statement of operations for the year ended December 31, 2020, as included elsewhere in the proxy statement/consent solicitation statement/prospectus and incorporated herein by reference; and

•	STPK’s audited historical consolidated statement of operations for the year ended December 31, 2020, as included in STPK's Annual Report filed on Form 10-K/A filed with the SEC on April 26, 2021 and incorporated herein by reference.

Description of the Transactions

The merger, the PIPE Investment and accompanying transactions may be summarized as follows:

•	the merger of Merger Sub, a wholly owned subsidiary of STPK, with and into Stem, with Stem surviving the merger as a wholly owned subsidiary of STPK;

•	the conversion of all outstanding Stem Preferred Stock and Convertible Notes, and certain Stem Warrants into 237,901,566 shares of Existing Stem Common Stock immediately prior to the closing of the merger;

•	the cancellation and conversion of all outstanding shares of Existing Stem Common Stock (including any shares of Existing Stem Common Stock resulting from the conversion of Stem Preferred Stock, Stem Warrants or Convertible Notes into shares of Existing Stem Common Stock) into the right to receive a pro rata portion (on a fully-diluted basis) of approximately 65,000,000 shares of New Stem Common Stock (less any shares of New Stem Common Stock that will be issuable upon exercise of certain outstanding options and warrants to purchase capital stock of Stem that remain outstanding after the merger); and

•	the issuance and sale of 22.5 million shares of New Stem Common Stock at a purchase price of $10.00 per share pursuant to the PIPE Investment immediately following consummation of the merger.

Accounting for the Merger

The merger is accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, STPK, who is the legal acquirer in the merger, is treated as the “acquired” company for financial reporting purposes and Stem is treated as the accounting acquirer. Stem has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances under both the minimum and maximum redemption scenarios:

•	Stem’s existing stockholders expecting to have the greatest voting interest of the post-combination company with at least 48.0% of the voting interest in each scenario;

•	Stem’s senior management comprising all of the senior management of the post-combination company;

•	The directors nominated by Stem will represent the majority of the post-combination company Board;

•	The relative size (measured in, for example, assets, revenues or earnings) of Stem compared to STPK; and

•	Stem’s operations comprising the ongoing operations of the post-combination company.

Accordingly, for accounting purposes, the merger will be treated as the equivalent of a capital transaction in which Stem is issuing stock for the net assets of STPK. The net assets of STPK will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to merger will be those of Stem.

Basis of Pro Forma Presentation

The unaudited pro forma combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). STPK has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma combined financial information. The adjustments presented on the unaudited pro forma combined financial statements have been identified and presented to provide relevant information necessary to assist in understanding the post-combination company upon consummation of the merger and the PIPE Investment.

The unaudited pro forma combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical financial position and results that would have been achieved had the companies always been combined or the future financial position and results that the post-combination company will experience. Stem and STPK have not had any historical relationship prior to the merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma combined financial statements are 65,000,000 shares of STPK common stock (including shares issuable upon exercise of Stem Options and certain Stem Warrants) issued to Stem stockholders.

As a result of the merger and immediately following the closing of the merger and the closing of the PIPE Investment, current stockholders of Stem will own approximately 48.0% of the outstanding shares of New Stem Common Stock, the PIPE Investors will own approximately 16.6% of the outstanding shares of New Stem Common Stock, STPK’s Sponsor, officer, directors and other holders of Founder Shares will own approximately 7.1% of the outstanding shares of New Stem Common Stock and the former stockholders of STPK will own approximately 28.3% of the outstanding shares of New Stem Common Stock as of December 31, 2020 (in each case, including shares issuable upon exercise of Stem Options and certain Stem Warrants, and not giving effect to any shares issuable to them upon exercise of STPK Warrants). As a result, current stockholders of Stem, as a group, will collectively own more shares of STPK common stock than any single stockholder following consummation of the merger with no current stockholder of STPK owning more than 10% of the issued and outstanding capital stock of New Stem.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET AS OF DECEMBER 31, 2020

(in thousands except share and per share data)

	(A) Stem (Historical)	(B) STPK (Historical)	Pro Forma Adjustments		Pro Forma Balance Sheet
ASSETS
Current assets:
Cash and cash equivalents	$6,942	$937	$383,722	(1)
			225,000	(2)
			(59,071)	(3)
			(198)	(10)	$557,332
Accounts receivable, net	13,572	—	—		13,572
Prepaid expenses	—	628	—		628
Inventory, net	20,843	—	—		20,843
Other current assets	7,920	—	—		7,920
Total current assets	49,277	1,565	549,453		600,295
Cash and marketable securities - held in trust	—	383,722	(383,722)	(1)	—
Energy storage systems	123,703	—			123,703
Contract origination costs, net	10,404	—			10,404
Goodwill	1,739	—	—		1,739
Intangible Assets, net	12,087	—	—		12,087
Other noncurrent assets	8,640	—	—		8,640
Total assets	$205,850	$385,287	$165,731		$756,868
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$13,749	$95	$—		$13,844
Accounts payable- related party	—	50	—		50
Accrued liabilities	16,072	2,467	—		18,539
Franchise tax payable	—	198	—		198
Accrued payroll	5,976	—	—		5,976
Notes payable, current	33,683	—	—		33,683
Convertible promissory notes	67,590	—	(67,590)	(7)	—
Financing obligation, current	14,914	—	—		14,914
Deferred revenue, current	36,942	—	—		36,942
Other current liabilities	1,589	—	—		1,589
Total current liabilities	190,515	2,810	(67,590)		125,735
Deferred revenue, noncurrent	15,468	—	—		15,468
Asset retirement obligation	4,137	—	—		4,137
Notes payable, noncurrent	4,612	—	—		4,612
Financing obligation, noncurrent	73,128	—	—		73,128
Warrant liabilities	95,342	121,092	(95,342)	(8)	121,092
Lease liability, noncurrent	57	—	—		57
Deferred legal fees	—	205	(205)	(3)	—
Deferred underwriting commissions in connection with the initial public offering	—	13,425	(13,425)	(3)	—
Total liabilities	383,259	137,532	(176,562)		344,229
Commitments and Contingencies:
Convertible preferred stock (10)	220,563	—	(220,563)	(9)	—
Common stock subject to redemption (10)	—	242,755	(242,755)	(4)	—
Stockholders' equity (deficit):
Common stock (10)	—	—	—	(5)	—
Class A common stock (10)	—	1	2	(2)
			4	(4)
			6	(5)
			1		14
Class B common stock (10)	—	1	(1)		—
Additional paid-in capital	10,061	117,650	224,998	(2)
			(45,441)	(3)
			242,751	(4)
			(6)	(5)
			(112,652)	(6)
			67,590	(7)
			95,342	(8)
			220,563	(9)
			(198)	(10)	820,658
Accumulated other comprehensive loss	(192)	—			(192)
Accumulated deficit	(407,841)	(112,652)	112,652	(6)	(407,841)
Total stockholders' equity (deficit)	(397,972)	5,000	805,611		412,639
Total liabilities, convertible preferred stock and stockholders' equity (deficit)	$205,850	$385,287	$165,731		$756,868

Pro Forma Adjustments to the Unaudited Condensed Combined Balance Sheet

(A)	Derived from the audited consolidated balance sheet of Stem as of December 31, 2020. See Stem’s financial statements and the related notes appearing elsewhere in the proxy statement/consent solicitation statement/prospectus and incorporated herein by reference.

(B)	Derived from the audited consolidated balance sheet of STPK as of December 31, 2020. See STPK’s financial statements and the related notes appearing elsewhere in STPK's Annual Report filed on Form 10-K/A filed with the SEC on April 26, 2021 and incorporated herein by reference.

(1)	Reflects the release of cash currently invested in marketable securities held in the Trust Account.

(2)	Reflects the proceeds received from the PIPE Investment with the corresponding issuance of 22,500,000 shares of common stock of the post-combination company at $10.00 per share.

(3)	Reflects the payment of fees and expenses related to the merger, including the deferred underwriting fee of $13,425, deferred legal fees of $205, and legal, financial advisory, accounting and other professional fees. Expenses of $6,750 attributable to the PIPE Investment, including underwriting fees payable to the placement agent in connection with the PIPE Investment, are reflected as an adjustment to additional paid-in capital. The direct, incremental costs of the merger related to the legal, financial advisory, accounting and other professional fees of $38,691 are reflected as an adjustment to additional paid-in capital. These payments are expected to be made with the cash released to or received by STPK at closing, as set forth in footnotes (1) and (2).

(4)	Reflects the reclassification of Class A Common Stock subject to redemption for cash that is transferred to permanent equity immediately prior to the closing of the merger.

(5)	Reflects the recapitalization of Stem through (a) the contribution of all the share capital in Stem to STPK in the amount of $10,061 and (b) the issuance of 65,000,000 shares of STPK Class A Common Stock at par value of $0.0001 (including approximately 10,925,704 shares issuable upon the exercise of Stem Options and Stem Warrants).

(6)	Reflects the elimination of the historical accumulated deficit of STPK, the legal acquirer, in the amount of $112,652.

(7)	Reflects the conversion of all of Stem’s convertible promissory notes outstanding in the aggregate amount of $67,590 to common stock and additional paid-in capital.

(8)	Reflects the exercise of all of Stem’s outstanding convertible preferred stock warrants in the aggregate amount of $95,342 to common shares and additional paid-in capital.

(9)	Reflects the reclassification of $220,563 of Stem’s convertible preferred shares (175,593,919 shares at redemption value) to permanent equity.

(10)	Reflects the cash disbursed to redeem 19,804 shares of STPK’s Class A Common Stock in connection with the merger at an assumed redemption price of approximately $10.00 per share based on funds held in the Trust Account as of December 31, 2020.

(11)	Authorized, issued and outstanding shares for each class of common stock and preferred stock as of December 31, 2020 and on a pro forma basis is as follows:

	December 31, 2020			Pro Forma Combined Company
	Authorized	Issued	Outstanding	Authorized	Issued	Outstanding
Stem convertible preferred stock
Series D’	190,000,000	105,386,149	105,386,149	N/A	N/A	N/A
Series D	87,235,535	33,392,701	33,392,701	N/A	N/A	N/A
Series C	64,129,209	23,298,388	23,298,388	N/A	N/A	N/A
Series B	36,969,407	9,185,302	9,185,302	N/A	N/A	N/A
Series A’	30,991,277	4,158,503	4,158,503	N/A	N/A	N/A
Series A	21,288	16,740	16,740	N/A	N/A	N/A
Series 1	4,305	2,961	2,961	N/A	N/A	N/A
Stem common stock	474,728,323	11,228,371	11,228,371	N/A	N/A	N/A
STPK preferred stock	1,000,000	—	—	1,000,000	—	—
STPK class A common stock subject to possible redemption	38,358,504	38,358,504	38,358,504	—	—	—
STPK class A common stock	400,000,000	1,973,778	1,973,778	500,000,000	135,428,326	135,428,326
STPK class B common stock	40,000,000	9,589,626	9,589,626	N/A	N/A	N/A

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share data)

	(A) Stem (Historical)	(B) STPK (Historical)	Pro Forma Adjustments		Pro Forma Income Statement
Service revenue	$15,645	$—	$—		$15,645
Hardware revenue	20,662	—	—		20,662
Total revenue	36,307	—	—		36,307
Cost of service revenue	21,187	—	—		21,187
Cost of hardware revenue	19,032	—	—		19,032
Total cost of revenue	40,219	—	—		40,219
Gross margin	(3,912)	—	—		(3,912)
Operating expenses:
Sales and marketing	14,829	—	—		14,829
Research and development	15,941	—	—		15,941
General and administrative	14,705	3,137	200	(4)	18,042
General and administration – Related party	—	163	—		163
Franchise tax expense	—	200	(200)	(4)	—
Total operating expenses	45,475	3,500	—		48,975
Loss from operations	(49,387)	(3,500)	—		(52,887)
Other income (expense), net:
Interest expense	(20,806)	—	8,452	(3)	(12,354)
Change in fair value of warrants and embedded derivative	(84,455)	(109,270)	84,455	(5)	(109,270)
Other income	—	137	(137)	(1)	—
Other expenses, net	(1,471)	—	—		(1,471)
Total other income (expense)	(106,732)	(109,133)	92,770		(123,095)
Loss before income taxes	(156,119)	(112,633)	92,770		(175,982)
Income tax expense	(5)	—	—		(5)
Net loss	$(156,124)	$(112,633)	$92,770		$(175,987)
Less: Deemed dividend to preferred stockholders	$(9,484)				$(9,484)
Net loss attributable to common stockholders	$(165,608)				$(185,471)
Net loss per share attributable to Stem common stockholders, basic and diluted	$(17.48)
Weighted-average shares of Stem common stock used in computing net loss per share, basic and diluted	9,474,749
Weighted average Class A ordinary shares outstanding, basic and diluted		38,208,123	97,220,203	(2)	135,428,326
Basic and diluted net loss per ordinary share, Class A		$(0.00)			$(1.37)
Weighted average Class B ordinary shares outstanding, basic and diluted(1)		9,589,626
Basic and diluted net loss per ordinary share, Class B		$(11.75)

(1)	The amount of shares as of December 31, 2020 included up to 1,312,500 shares of Class B common stock subject to forfeiture if the over-allotment option was not exercised in full or in part by the underwriters. On August 26, 2020, the underwriters partially exercised their over-allotment option; thus, 472,874 shares of Class B common stock were forfeited

Pro Forma Adjustments to the Unaudited Combined Statements of Operations

(A)	Derived from the audited consolidated statement of operations of Stem for the year ended December 31, 2020. See Stem’s financial statements and the related notes appearing elsewhere in the proxy statement/consent solicitation statement/prospectus and incorporated herein by reference.

(B)	Derived from the audited consolidated statement of operations of STPK for the year ended December 31, 2020. See STPK’s financial statements and the related notes appearing elsewhere in STPK's Annual Report filed on Form 10-K/A filed with the SEC on April 26, 2021 and incorporated herein by reference.

(1)	Represents an adjustment to eliminate interest income on marketable securities held in the Trust Account as of the beginning of the period.

(2)	The calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that STPK’s IPO occurred as of January 1, 2020. In addition, as the merger is being reflected as if it had occurred on this date, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares have been outstanding for the entire period presented (including approximately 10,925,704 shares issuable upon the exercise of Stem Options and Stem Warrants). This calculation is retroactively adjusted to eliminate the number of shares redeemed in the merger for the entire period.

(3)	Reflects the elimination of interest expense and debt discount amortization on Stem’s convertible promissory notes.

(4)	Reflects the reclassification of STPK’s franchise tax expense to align with the income statement presentation of Stem.

(5)	Reflects the elimination of the fair market value adjustment on the redemption features embedded in the convertible promissory notes and the convertible preferred stock warrants.

The following presents the calculation of basic and diluted weighted average common shares outstanding.

	Combined		%
STPK public shares	38,338,700		28.3%
STPK Founder Shares	9,589,626		7.1%
STPK shares issued in the merger	65,000,000	(1)	48.0%
STPK shares issued to PIPE Investors	22,500,000		16.6%
Pro Forma Common Stock at December 31, 2020	135,428,326

(1)	Includes approximately 10.9 million shares issuable upon the exercise of Stem Options and Stem Warrants.